Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Fourth Quarter • December 31, 2024
    The pathway to possible.
    CrownCastle.com

Crown Castle Inc.
Fourth Quarter 2024

Crown Castle Inc.
Fourth Quarter 2024

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include plans, projections and estimates regarding (1) demand for data and our communications infrastructure, (2) cash flow growth and its driving factors, (3) our Outlook for full year 2025, (4) the value of our business model, strategy and product offerings, (5) our strategy and the strategic position of our assets, (6) revenues from tenant contracts, (7) expenses from existing ground leases and fiber access agreements, (8) the growth of the U.S. market for communications infrastructure ownership, (9) levels of commitments under our debt instruments, (10) the impact of Sprint Cancellations to our operating and financial results, (11) the impact of small cell nodes cancellations and (12) the Strategic Fiber Agreement and Strategic Fiber Transaction (each as defined below) and pending sale of our Fiber Business (defined below), including the timing and completion thereof, the proceeds therefrom, and the potential impacts on our business and financial results. Any dividends remain subject to the approval of our Board of Directors which has the discretion to determine whether to declare dividends and the amounts and timing of the dividends.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
This Supplement contains certain figures, projections and calculations based in part on management's underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs.
The components of forward looking financial information presented herein may not sum due to rounding. In addition, the sum of quarterly historical information presented herein may not agree to year to date historical information provided herein due to rounding. Throughout this document, percentage calculations, which are based on non-rounded dollar values, may not be able to be recalculated using the dollar values included in this document due to the rounding of those dollar values.
Definitions and reconciliations of non-GAAP financial measures, information regarding segment measures and other information are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

COMPANY PROFILE
Crown Castle Inc. (to which the terms "Crown Castle," "CCI," "we," "our," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) more than 40,000 towers and other structures, such as rooftops (collectively, "towers"), (2) approximately 105,000 small cells on air or under contract and (3) approximately 90,000 route miles of fiber primarily supporting small cells and fiber solutions. We refer to our towers, small cells and fiber assets collectively as "communications infrastructure," and to our customers on our communications infrastructure as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our small cells and fiber assets are located in major metropolitan areas, including a presence within every major U.S. market.
Our operating segments consist of (1) Towers and (2) Fiber, which includes both small cells and fiber solutions. Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, "tenant contracts"). We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.
On March 13, 2025, management signed a definitive agreement ("Strategic Fiber Agreement") to sell our Fiber segment, together with certain supporting assets and personnel ("Fiber Business"), with EQT Active Core Infrastructure fund acquiring the small cell business and Zayo Group Holdings Inc. acquiring the fiber solutions business ("Strategic Fiber Transaction"). Under the Strategic Fiber Agreement, we will receive cash consideration of $8.5 billion at close, subject to certain closing adjustments. The Strategic Fiber Transaction is expected to close in the second half of 2026, subject to regulatory approvals and certain closing conditions.
With the exception of our 2025 Outlook (which reflects the pending sale of our Fiber Business), the historical financial statements and financial metrics presented herein do not give effect to our pending sale of the Fiber Business.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash generated by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per-share results. The key elements of our strategy are to:
•Grow cash flows from our existing communications infrastructure. We are focused on maximizing the recurring site rental cash flows generated from providing our tenants with long-term access to our shared infrastructure assets, which we believe is the core driver of value for our stockholders. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our tenants to expand coverage and capacity in order to meet increasing demand for data while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless tenants' growing network needs through our shared communications infrastructure model, which is an efficient and cost-effective way to serve our tenants. Additionally, we believe our ability to share our fiber assets across multiple tenants to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return.
•Return cash generated by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash generated by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still allowing us to retain sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.
•Invest capital efficiently to grow cash flows and long-term dividends per share. In addition to adding tenants to existing communications infrastructure, we seek to invest our available capital, including the net cash generated by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. These investments include constructing and acquiring new communications infrastructure that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time. Our historical investments have included the following (in no particular order):
◦construction of towers, fiber and small cells;
◦acquisitions of towers, fiber and small cells;
◦acquisitions of land interests (which primarily relate to land assets under towers);
◦improvements and structural enhancements to our existing communications infrastructure;
◦purchases of shares of our common stock from time to time; and
◦purchases, repayments or redemptions of our debt.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Our strategy to create long-term stockholder value is based on our belief that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid and continuing growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for newly constructed or acquired communications infrastructure, as described above. Further, we seek to augment the long-term value creation associated with growing our recurring site rental cash flows by offering certain ancillary site development services within our Towers segment.

GENERAL COMPANY INFORMATION
Principal executive offices	8020 Katy Freeway, Houston, TX 77024
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long-term Issuer Default Rating	BBB+
Moody’s - Long-term Corporate Family Rating	Baa3
Standard & Poor’s - Long-term Local Issuer Credit Rating	BBB
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

ASSET PORTFOLIO FOOTPRINT

>40K Towers

~105K Small Cells [(a)]

~90K Route Miles of Fiber

HI
PR

(a)On air or under contract.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	12/31/23	3/31/24	6/30/24	9/30/24	12/31/24
High price(a)	$111.22	$110.31	$101.10	$119.01	$117.73
Low price(a)	$78.64	$97.34	$88.33	$92.28	$88.92
Period end closing price(b)	$108.56	$101.17	$94.89	$116.75	$90.76
Dividends paid per common share	$1.57	$1.57	$1.57	$1.57	$1.57
Volume weighted average price for the period(a)	$96.09	$102.63	$94.03	$107.62	$101.70
Common shares outstanding, at period end	434	435	435	435	435
Market value of outstanding common shares, at period end(c)	$47,081	$43,962	$41,235	$50,739	$39,446

ANNUALIZED FOURTH QUARTER DIVIDENDS PER SHARE(d)

EXECUTIVE MANAGEMENT TEAM
	Age	Years with Company	Position
Steven J. Moskowitz	61	<1	President and Chief Executive Officer
Daniel K. Schlanger	51	8	Executive Vice President and Chief Financial Officer
Catherine Piche	54	12(e)	Executive Vice President and Chief Operating Officer - Towers
Christopher D. Levendos	57	6	Executive Vice President and Chief Operating Officer - Fiber
Edward B. Adams, Jr.	56	8	Executive Vice President and General Counsel
Edmond Chan	54	1	Executive Vice President and Chief Information Officer
(a)Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.
(b)Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.
(c)Calculated as the product of (1) common shares outstanding, at period end and (2) period end closing price, adjusted for common stock dividends, as reported by Bloomberg.
(d)Based on the dividends declared during the fourth quarter of each of the respective years presented, annualized. All future dividends are subject to declaration by our board of directors.
(e)Includes credit for prior service with the Company prior to Ms. Piche's reappointment as Executive Vice President and Chief Operating Officer - Towers of the Company effective October 28, 2024.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
P. Robert Bartolo	Chair	NESG(a), Fiber Review, Finance	53	10
Cindy Christy	Director	Compensation and Human Capital, NESG(a)	59	17
Ari Q. Fitzgerald	Director	Compensation and Human Capital, NESG(a)	62	22
Jason Genrich	Director	Fiber Review, Finance	38	1
Andrea J. Goldsmith	Director	Compensation and Human Capital	60	6
Tammy K. Jones	Director	Audit, NESG(a), Finance	59	4
Kevin T. Kabat	Director	Compensation and Human Capital, NESG(a)	68	1
Anthony J. Melone	Director	Audit, Fiber Review	64	9
Steven J. Moskowitz	Director		61	<1
Sunit S. Patel	Director	Audit, Fiber Review, Finance	63	1
Bradley E. Singer	Director	Audit, Finance	58	1
Kevin A. Stephens	Director	Audit, Compensation and Human Capital, Fiber Review	63	4
Matthew Thornton III	Director	Compensation and Human Capital	66	4

RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Brendan Lynch (212) 526-9428	BMO Capital Markets Ari Klein (212) 885-4103
Citigroup Michael Rollins (212) 816-1116	Deutsche Bank Matthew Niknam (212) 250-4711	Goldman Sachs Jim Schneider (212) 357-2929
Green Street David Guarino (949) 640-8780	HSBC Luigi Minerva (207) 991-6928	Jefferies Jonathan Petersen (212) 284-1705
JMP Securities Greg Miller (212) 699-2917	JPMorgan Richard Choe (212) 622-6708	KeyBanc Brandon Nispel (503) 821-3871
LightShed Partners Walter Piecyk (646) 450-9258	MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432
New Street Research Jonathan Chaplin (212) 921-9876	Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589
Scotiabank Maher Yaghi (437) 995-5548	TD Cowen Michael Elias (646) 562-1358	UBS Batya Levi (212) 713-8824
Wells Fargo Eric Luebchow (312) 630-2386	Wolfe Research Andrew Rosivach (646) 582-9350
Rating Agencies
Fitch Salonie Sehgal (312) 368-3137	Moody’s Ranjini Venkatesan (212) 553-3828	Standard & Poor’s Ryan Gilmore (212) 438-0602
(a)Nominating, Environmental, Social and Governance Committee.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

OUTLOOK
(in millions, except per share amounts)	Full Year 2025 Outlook(a)
Site rental billings(b)	$3,885	to	$3,915
Amortization of prepaid rent	$80	to	$110
Straight-lined revenues	($15)	to	$15
Other revenues	$15	to	$15
Site rental revenues	$3,987	to	$4,032
Site rental costs of operations(d)	$987	to	$1,032
Services and other gross margin	$70	to	$100
Net income (loss)(c)	$65	to	$345
Net income (loss) per share—diluted(c)	$0.15	to	$0.79
Adjusted EBITDA(e)	$2,755	to	$2,805
Depreciation, amortization and accretion	$678	to	$773
Interest expense and amortization of deferred financing costs, net(f)	$982	to	$1,027
Net income (loss) from discontinued operations(g)	($830)	to	($590)
FFO(e)	$1,610	to	$1,640
AFFO(e)	$1,770	to	$1,820
AFFO per share(e)	$4.06	to	$4.17
(a)As issued on March 13, 2025. Full year 2025 Outlook does not include income contributions from the Fiber segment, except net income (loss) and net income (loss) per share. Additionally, full year 2025 Outlook does not assume any receipt or use of proceeds from the Strategic Fiber Transaction and reflects the full impact of all corporate financing costs and a significant majority of corporate selling, general and administrative expenses.
(b)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(c)Includes contribution from discontinued operations.
(d)Exclusive of depreciation, amortization and accretion.
(e)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.
(f)See our reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(g)Represents results from the Fiber business, including an estimated loss on sale of $700 million to $900 million.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

OUTLOOK FOR COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions; totals may not sum due to rounding)	Full Year 2025 Outlook(a)
Components of changes in site rental revenues:
Prior year Tower segment site rental billings(b)(c)	$3,931

Core leasing activity(b)(d)	$105	to	$115
Escalators	$90	to	$100
Non-renewals(b)	$(35)	to	$(25)
Other billings(b)	$0	to	$0
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(b)	$160	to	$190
Non-renewals associated with Sprint Cancellations(b)(e)	$(205)	to	$(205)
Organic Contribution to Site Rental Billings(b)	$(45)	to	$(15)
Straight-lined revenues	$(15)	to	$15
Amortization of prepaid rent	$80	to	$110
Other revenues	$15	to	$15
Acquisitions(f)	—	to	—
Total site rental revenues	$3,987	to	$4,032

Year-over-year changes in revenues:(g)
Site rental revenues as a percentage of prior year site rental revenues	(5.1)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings(b)	4.5%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)	(0.8)%

OUTLOOK FOR COMPONENTS OF INTEREST EXPENSE
(in millions)	Full Year 2025 Outlook(a)
Interest expense on debt obligations	$970	to	$1,010
Amortization of deferred financing costs and adjustments on long-term debt	$20	to	$30
Capitalized interest	$(15)	to	$(5)
Interest expense and amortization of deferred financing costs, net	$982	to	$1,027
(a)As issued on March 13, 2025.
(b)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(c)Reflects prior year Towers segment site rental billings. The financial impact of prior year Fiber segment site rental billings is excluded since such billings will be included in discontinued operations for 2025.
(d)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.
(e)In full year 2025, we are expecting $205 million of non-renewals associated with Sprint Cancellations that relate to the Towers segment.
(f)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(g)Calculated based on midpoint of full year 2025 Outlook where applicable.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED SUMMARY FINANCIAL HIGHLIGHTS
	2023				2024				Twelve Months Ended December 31,
(in millions, except per share amounts; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Net revenues:
Site rental
Site rental billings(a)	$1,328	$1,324	$1,358	$1,377	$1,386	$1,385	$1,412	$1,440	$5,385	$5,622
Amortization of prepaid rent	137	188	126	134	106	107	107	106	584	427
Straight-lined revenues	83	80	58	51	59	56	29	21	274	165
Other revenues	77	136	35	41	37	32	45	30	289	144
Total site rental	1,624	1,728	1,577	1,603	1,588	1,580	1,593	1,597	6,532	6,358
Services and other	149	139	90	71	53	46	59	52	449	210
Net revenues	$1,773	$1,867	$1,667	$1,674	$1,641	$1,626	$1,652	$1,649	$6,981	$6,568

Select operating expenses:
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$398	$406	$403	$390	$414	$416	$415	$421	$1,597	$1,666
Straight-lined expenses	17	18	17	17	16	16	15	15	67	62
Total site rental	415	424	420	407	430	432	430	436	1,664	1,728
Services and other	104	98	66	48	34	27	30	28	316	119
Total costs of operations	519	522	486	455	464	459	460	464	1,980	1,847
Selling, general and administrative	$195	$210	$176	$178	$183	$204	$153	$166	$759	$706

Net income (loss)	$418	$455	$265	$361	$311	$251	$303	$(4,768)	$1,502	$(3,903)
Adjusted EBITDA(c)	1,104	1,188	1,047	1,076	1,036	1,006	1,075	1,044	4,415	4,161
Depreciation, amortization and accretion	431	445	439	439	439	430	432	437	1,754	1,738
Interest expense and amortization of deferred financing costs, net	202	208	217	223	226	230	236	240	850	932
FFO(c)	835	901	698	790	742	669	737	737	3,227	2,885
AFFO(c)	$828	$891	$767	$790	$749	$704	$801	$785	$3,277	$3,040

Weighted-average common shares outstanding— diluted	434	434	434	434	435	435	436	435	434	434

Net income (loss) per share—diluted	$0.97	$1.05	$0.61	$0.83	$0.71	$0.58	$0.70	$(10.97)	$3.46	$(8.98)
AFFO per share(c)	$1.91	$2.05	$1.77	$1.82	$1.72	$1.62	$1.84	$1.80	$7.55	$6.98
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of depreciation, amortization and accretion.
(c)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2023				2024				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Components of changes in site rental revenues:
Prior year site rental billings(a)	$1,278	$1,280	$1,313	$1,322	$1,328	$1,324	$1,357	$1,377	$5,193	$5,386

Core leasing activity(a)	74	74	68	69	72	74	78	79	285	303
Escalators	24	24	24	24	24	24	25	25	96	99
Non-renewals(a)	(42)	(42)	(37)	(36)	(37)	(37)	(38)	(38)	(158)	(150)
Other billings(a)	(5)	(6)	(5)	4	4	—	(9)	(3)	(12)	(7)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	50	49	50	61	63	62	56	63	210	245
Non-renewals associated with Sprint Cancellations(a)(b)	(2)	(6)	(6)	(7)	(6)	(1)	(1)	(1)	(21)	(9)
Organic Contribution to Site Rental Billings(a)	48	43	43	54	58	61	55	62	189	235
Straight-lined revenues	83	80	58	51	59	56	29	21	274	165
Amortization of prepaid rent	137	188	126	134	106	107	107	106	584	427
Other revenues	77	136	35	41	37	32	45	30	289	144
Acquisitions(c)	1	1	1	1	—	—	—	—	4	—
Total site rental revenues	$1,624	$1,728	$1,577	$1,603	$1,588	$1,580	$1,593	$1,597	$6,532	$6,358

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	3.0%	10.3%	0.6%	1.6%	(2.2)%	(8.6)%	1.0%	(0.4)%	3.9%	(2.7)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings(a)	3.9%	3.9%	3.8%	4.6%	4.8%	4.7%	4.1%	4.6%	4.0%	4.5%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(a)	3.8%	3.4%	3.3%	4.1%	4.3%	4.6%	4.0%	4.5%	3.6%	4.4%
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, Organic Contribution to Site Rental Billings, and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(b)In the fourth quarter 2023, there were $5 million and $2 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively, and in full year 2023, there were $14 million and $7 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED SUMMARY OF CAPITAL EXPENDITURES(a)
	2023				2024				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$311	$338	$312	$316	$285	$291	$260	$241	$1,277	$1,077
Purchases of land interests	15	23	13	13	13	11	14	20	64	58
Total discretionary capital expenditures	326	361	325	329	298	302	274	261	1,341	1,135
Sustaining capital expenditures	15	18	22	28	22	27	23	15	83	87
Total capital expenditures	341	379	347	357	320	329	297	276	1,424	1,222
Less: Prepaid rent additions(b)	81	84	80	103	68	98	74	159	348	399
Capital expenditures less prepaid rent additions	$260	$295	$267	$254	$252	$231	$223	$117	$1,076	$823

CONSOLIDATED RETURN ON INVESTED CAPITAL(c)
(as of December 31, 2024; dollars in millions)	Q4 2024 LQA	Q4 2023 LQA
Adjusted EBITDA(d)	$4,176	$4,304
Cash taxes (paid) refunded	(15)	(23)
Adjusted EBITDA less cash taxes paid	$4,161	$4,281

Historical gross investment in property and equipment(e)	$29,956	$28,811
Historical gross investment in site rental contracts and tenant relationships	7,879	7,880
Historical gross investment in goodwill(f)	5,127	10,085
Consolidated Invested Capital(c)	$42,962	$46,776

Consolidated Return on Invested Capital(c)	9.7%	9.2%

CONSOLIDATED TENANT OVERVIEW
(as of December 31, 2024)	Percentage of Q4 2024 LQA Site Rental Revenues	Weighted Average Current Term Remaining(g)	Long-Term Credit Rating (S&P / Moody’s)
T-Mobile	35%	7	BBB / Baa2
AT&T	19%	4	BBB / Baa2
Verizon	19%	6	BBB+ / Baa1
All Others Combined	27%	4	N/A
Total / Weighted Average	100%	6
(a)See "Non-GAAP Measures and Other Information" for our definitions of discretionary capital expenditures and sustaining capital expenditures.
(b)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.
(c)See "Non-GAAP Measures and Other Information" for further information on, and our definitions of, Consolidated Return on Invested Capital and Consolidated Invested Capital.
(d)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss).
(e)Historical gross investment in property and equipment excludes the impact of construction in process.
(f)Q4 2024 LQA historical gross investment in goodwill is exclusive of the approximately $5.0 billion impairment charges that were recorded in Q4 2024 related to goodwill associated with the Fiber reporting unit.
(g)Weighted by site rental revenues and excludes renewals at the tenants' option.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CAPITALIZATION OVERVIEW
(as of December 31, 2024; dollars in millions)	Face Value(a)	Fixed vs. Variable	Interest Rate(b)	Debt to LQA Adjusted EBITDA(c)	Maturity
Cash and cash equivalents and restricted cash and cash equivalents	$295

Senior Secured Notes, Series 2009-1, Class A-2(d)	33	Fixed	9.0%		2029
Senior Secured Tower Revenue Notes, Series 2015-2(e)	700	Fixed	3.7%		2045
Senior Secured Tower Revenue Notes, Series 2018-2(e)	750	Fixed	4.2%		2048
Installment purchase liabilities and finance leases(f)	299	Fixed	Various		Various
Total secured debt	$1,782		4.1%	0.4x
2016 Revolver(g)	—	Variable			2027
2016 Term Loan A(h)	1,117	Variable	5.6%		2027
Commercial Paper Notes(i)	1,341	Variable	5.0%		Various
1.350% Senior Notes	500	Fixed	1.4%		2025
4.450% Senior Notes	900	Fixed	4.5%		2026
3.700% Senior Notes	750	Fixed	3.7%		2026
1.050% Senior Notes	1,000	Fixed	1.1%		2026
2.900% Senior Notes	750	Fixed	2.9%		2027
4.000% Senior Notes	500	Fixed	4.0%		2027
3.650% Senior Notes	1,000	Fixed	3.7%		2027
5.000% Senior Notes	1,000	Fixed	5.0%		2028
3.800% Senior Notes	1,000	Fixed	3.8%		2028
4.800% Senior Notes	600	Fixed	4.8%		2028
4.300% Senior Notes	600	Fixed	4.3%		2029
5.600% Senior Notes	750	Fixed	5.6%		2029
4.900% Senior Notes	550	Fixed	4.9%		2029
3.100% Senior Notes	550	Fixed	3.1%		2029
3.300% Senior Notes	750	Fixed	3.3%		2030
2.250% Senior Notes	1,100	Fixed	2.3%		2031
2.100% Senior Notes	1,000	Fixed	2.1%		2031
2.500% Senior Notes	750	Fixed	2.5%		2031
5.100% Senior Notes	750	Fixed	5.1%		2033
5.800% Senior Notes	750	Fixed	5.8%		2034
5.200% Senior Notes	700	Fixed	5.2%		2034
2.900% Senior Notes	1,250	Fixed	2.9%		2041
4.750% Senior Notes	350	Fixed	4.8%		2047
5.200% Senior Notes	400	Fixed	5.2%		2049
4.000% Senior Notes	350	Fixed	4.0%		2049
4.150% Senior Notes	500	Fixed	4.2%		2050
3.250% Senior Notes	900	Fixed	3.3%		2051
Total unsecured debt	$22,458		3.9%	5.4x
Net Debt(j)	$23,945		3.9%	5.7x
Market Capitalization(k)	39,446
Firm Value(l)	$63,391
(a)Net of required principal amortizations.
(b)Represents the weighted-average stated interest rate, as applicable, exclusive of finance leases and other obligations.
(c)Represents the applicable amount of debt divided by Last Quarter Annualized Adjusted EBITDA. See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt to Last Quarter Annualized Adjusted EBITDA.
(d)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(e)If the respective series of Tower Revenue Notes are not paid in full on or prior to an applicable anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, 2015-2 and 2018-2 have anticipated repayment dates in 2025 and 2028, respectively. Notes are prepayable at par if voluntarily repaid within eighteen months of maturity; earlier prepayment may require additional consideration.
(f)As of December 31, 2024, reflects $35 million in finance lease obligations (primarily related to vehicles).
(g)As of December 31, 2024, the undrawn availability under the $7.0 billion 2016 Revolver was $7.0 billion. The Company pays a commitment fee on the undrawn available amount, which as of December 31, 2024 ranged from 0.080% to 0.300%, based on the Company's senior unsecured debt rating, per annum.
(h)The 2016 Term Loan A principal amortizes over a period ending in July 2027.
(i)As of December 31, 2024, the Company had $0.7 billion available for issuance under the $2.0 billion unsecured commercial paper program ("CP Program"). The maturities of the Commercial Paper Notes ("CP Notes"), when outstanding, may vary but may not exceed 397 days from the date of issue.
(j)See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt.
(k)Market capitalization calculated based on $90.76 closing price and 435 million shares outstanding as of December 31, 2024.
(l)Represents the sum of Net Debt and market capitalization. See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

DEBT MATURITY OVERVIEW(a)(b)
(as of December 31, 2024; in millions)
(a)Where applicable, maturities reflect the respective anticipated repayment dates of the Tower Revenue Notes; excludes finance leases and other obligations; amounts presented at face value, net of required principal amortizations and repurchases held at the Company.
(b)The $1.3 billion outstanding in CP Notes have been excluded from this overview. Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

LIQUIDITY OVERVIEW(a)
(in millions)	December 31, 2024
Cash and cash equivalents, and restricted cash and cash equivalents(b)	$295
Undrawn 2016 Revolver availability(c)	6,961
Total debt and other obligations (current and non-current)(d)	24,081
Total equity	(133)

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(e)	Covenant Level Requirement		As of December 31, 2024
Maintenance Financial Covenants(f)
2016 Credit Facility	CCI	Total Net Leverage Ratio	≤ 6.50x		5.7x
2016 Credit Facility	CCI	Total Senior Secured Leverage Ratio	≤ 3.50x		0.4x
2016 Credit Facility	CCI	Consolidated Interest Coverage Ratio(g)	N/A		N/A

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(h)	17.8x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(h)	17.8x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(h)	33.1x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(i)	17.8x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(i)	17.8x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(i)	33.1x
(a)In addition, we have the following sources of liquidity:
i.In March 2024, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.
ii.In April 2019, we established a CP Program through which we may issue short term, unsecured CP Notes. Amounts available under the CP Program may be issued, repaid and re-issued from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $2.0 billion. As of December 31, 2024, there were $1.3 billion CP Notes outstanding under our CP Program. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.
(b)Inclusive of $5 million included within "Other assets, net" on our condensed consolidated balance sheet.
(c)Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, the credit agreement governing our 2016 Revolver.
(d)See "Non-GAAP Measures and Other Information" for further information on, and reconciliation to, Net Debt.
(e)As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR." Total Net Leverage Ratio, Total Senior Secured Leverage Ratio and all DSCR ratios are calculated using the trailing twelve months.
(f)Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.
(g)Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.
(h)The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.
(i)Rating Agency Confirmation (as defined in the respective debt agreement) is required.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

INTEREST RATE EXPOSURE(a)
(as of December 31, 2024; dollars in millions)
Fixed Rate Debt			Floating Rate Debt
Face value of principal outstanding(b)	$21,483		Face value of principal outstanding(b)	$2,458
% of total debt	90%		% of total debt	10%
Weighted average interest rate	3.7%		Weighted average interest rate(c)	5.3%

Upcoming maturities:	2025(d)	2026	Interest rate sensitivity of 25 bps increase in interest rates:
Face value of principal outstanding(b)	$1,200	$2,650	Full year effect(e)	$6.1
Weighted average interest rate	2.7%	3.0%

COMPONENTS OF INTEREST EXPENSE
	2023				2024				Twelve Months Ended December 31,
(in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Interest expense on debt obligations	$198	$205	$213	$220	$223	$227	$234	$236	$836	$920
Amortization of deferred financing costs and adjustments on long-term debt	7	7	8	7	8	8	8	8	29	32
Capitalized interest	(3)	(4)	(4)	(4)	(5)	(5)	(6)	(4)	(15)	(20)
Interest expense and amortization of deferred financing costs, net	$202	$208	$217	$223	$226	$230	$236	$240	$850	$932
(a)Excludes finance leases and other obligations; assumes no default.
(b)Net of required principal amortization.
(c)In June 2021, the Company entered into an amendment to the credit agreement governing our 2016 Credit Facility that provided for, among other things, a reduction to the interest rate spread ("Spread") of up to 0.05% if the Company meets specified annual sustainability targets ("Targets") and an increase to the Spread of up to 0.05% if the Company fails to meet specified annual sustainability thresholds ("Thresholds"). In January 2025, the Company submitted the required documentation and received confirmation from its administrative agent that all Targets were met as of December 31, 2024, and, as such, the Spread reduction is maintained for 2025. The weighted average interest rate reflects the reduced Spread.
(d)Maturities include the Senior Secured Tower Revenue Note 2015-2, which has an anticipated repayment date in 2025.
(e)Represents incremental interest expense over a 12-month period based on a hypothetical interest rate increase of 25 bps on face value of variable indebtedness outstanding as of December 31, 2024; assumes no debt maturities.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT SUMMARY FINANCIAL HIGHLIGHTS
	2023				2024					Twelve Months Ended December 31,
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4		2023	2024
Segment net revenues:
Site rental
Site rental billings(a)	$922	$922	$952	$966	$966	$967	$992	$1,006		$3,763	$3,931
Amortization of prepaid rent	72	67	61	59	41	39	39	40		257	160
Straight-lined revenues	83	84	57	50	57	54	28	20		275	160
Other revenues	4	7	4	4	4	4	4	4		18	15
Total site rental	1,081	1,080	1,074	1,079	1,068	1,064	1,063	1,070	1,070	4,313	4,266
Services and other	146	124	86	65	46	43	54	49		421	192
Net revenues	$1,227	$1,204	$1,160	$1,144	$1,114	$1,107	$1,117	$1,119		$4,734	$4,458

Segment operating expenses:
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$221	$230	$223	$218	$227	$233	$228	$225		$892	$912
Straight-lined expenses	13	13	13	13	12	12	12	11		51	47
Total site rental	234	243	236	231	239	245	240	236		943	959
Services and other	99	92	61	42	28	23	25	25		294	101
Total costs of operations	333	335	297	273	267	268	265	261		1,237	1,060
Selling, general and administrative(c)	31	30	24	19	21	16	19	20		104	76

Segment operating profit (loss)(d)	$863	$839	$839	$852	$826	$823	$833	$838		$3,393	$3,322
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of (1) depreciation, amortization and accretion, (2) stock-based compensation expense, net and (3) prepaid lease purchase price adjustments. See "Segment Operating Results" for further information.
(c)Exclusive of stock-based compensation expense, net. See "Segment Operating Results" for further information.
(d)See "Non-GAAP Measures and Other Information" and "Segment Operating Results" for further information on, and our definition and calculation of, segment operating profit (loss).

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2023				2024				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Components of changes in site rental revenues:
Prior year site rental billings(a)	$877	$874	$911	$918	$923	$922	$952	$966	$3,579	$3,763

Core leasing activity(a)	38	37	29	27	28	28	27	28	132	110
Escalators	22	22	22	23	23	23	23	24	88	92
Non-renewals(a)	(8)	(8)	(7)	(7)	(8)	(7)	(8)	(8)	(30)	(31)
Other billings(a)	(5)	(3)	(5)	5	1	2	(2)	(4)	(9)	(4)
Organic Contribution to Site Rental Billings(a)	46	47	40	48	43	45	41	40	181	168
Straight-lined revenues	83	84	57	50	57	54	28	20	275	160
Amortization of prepaid rent	72	67	61	59	41	39	39	40	257	160
Other revenues	4	7	4	4	4	4	4	4	18	15
Acquisitions(b)	1	1	1	1	—	—	—	—	4	—
Total site rental revenues	$1,081	$1,080	$1,074	$1,079	$1,068	$1,064	$1,063	$1,070	$4,313	$4,266

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	0.6%	0.2%	(0.9)%	(0.6)%	(1.2)%	(1.5)%	(1.0)%	(0.8)%	(0.2)%	(1.1)%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(a)	5.2%	5.4%	4.4%	5.2%	4.6%	4.8%	4.3%	4.1%	5.0%	4.5%

TOWERS SEGMENT SUMMARY OF CAPITAL EXPENDITURES(a)
	2023				2024				Twelve Months Ended December 31,
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$33	$34	$34	$21	$20	$15	$16	$14	$122	$65
Purchases of land interests	15	23	13	13	13	11	14	20	64	58
Total discretionary capital expenditures	48	57	47	34	33	26	30	34	186	123
Sustaining capital expenditures	2	4	2	—	2	3	2	3	8	10
Total capital expenditures	50	61	49	34	35	29	32	37	194	133
Less: Prepaid rent additions(c)	22	25	25	20	12	8	13	12	92	45
Capital expenditures less prepaid rent additions	$28	$36	$24	$14	$23	$21	$19	$25	$102	$88

(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, other billings, Organic Contribution to Site Rental Billings, discretionary capital expenditures and sustaining capital expenditures.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, until the one-year anniversary of such acquisitions.
(c)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT PORTFOLIO HIGHLIGHTS
(as of December 31, 2024)
Number of towers (in thousands)(a)	40
Average number of tenants per tower	2.4
Remaining contracted tenant receivables (in billions)(b)	$30
Weighted average remaining tenant contract term (years)(b)(c)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned(d)	58% / 42%
Weighted average maturity of ground leases (years)(d)(e)	35

TOWERS SEGMENT CASH YIELD ON INVESTED CAPITAL(f)
(as of December 31, 2024; dollars in millions)	Q4 2024 LQA	Q4 2023 LQA
Segment Adjusted Site Rental Gross Margin(g)	$3,336	$3,392
Less: Amortization of prepaid rent	(160)	(236)
Less: Straight-lined revenues	(80)	(200)
Add: Straight-lined expenses(h)	44	52
Numerator(h)	$3,140	$3,008

Segment net investment in property and equipment(i)	$13,547	$13,407
Segment investment in site rental contracts and tenant relationships	4,589	4,590
Segment investment in goodwill(j)	5,351	5,351
Segment Net Invested Capital(f)	$23,487	$23,348

Segment Cash Yield on Invested Capital(f)(h)	13.4%	12.9%

TOWERS SEGMENT ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(k)
	Years Ending December 31,
(as of December 31, 2024; in millions)	2025	2026	2027	2028	2029
T-Mobile	$209	$27	$32	$25	$23
AT&T	12	23	13	773	240
Verizon	6	5	7	31	48
All Others Combined	48	37	36	27	44
Total	$275	$92	$88	$856	$355

(a)Excludes third-party land interests.
(b)Excludes renewal terms at tenants' option.
(c)Weighted by site rental revenues.
(d)Weighted by towers site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(e)Includes all renewal terms at the Company's option.
(f)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital and Segment Net Invested Capital.
(g)See "Segment Operating Results" and "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Segment Adjusted Site Rental Gross Margin.
(h)Amounts for fourth quarter 2023 reflect revisions from previously disclosed amounts due to an immaterial error.
(i)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(j)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(k)Reflects lease renewals by year by tenant; dollar amounts represent annualized cash site rental revenues from assumed renewals or extensions as reflected in "Projected Revenues from Tenant Contracts" below.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT PROJECTED REVENUES FROM TENANT CONTRACTS(a)
	Years Ending December 31,
(as of December 31, 2024; in millions)	2025	2026	2027	2028	2029
Components of site rental revenues:
Site rental billings(b)	$3,885	$3,988	$4,097	$4,216	$4,340
Amortization of prepaid rent	90	75	62	41	26
Straight-lined revenues	45	(60)	(173)	(236)	(205)
Site rental revenues	$4,020	$4,003	$3,986	$4,021	$4,161

TOWERS SEGMENT PROJECTED EXPENSES FROM EXISTING GROUND LEASES AGREEMENTS(c)
	Years Ending December 31,
(as of December 31, 2024; in millions)	2025	2026	2027	2028	2029
Components of ground lease agreement expenses:
Ground lease agreement expenses exclusive of straight-lined expenses	$698	$719	$740	$759	$780
Straight-lined expenses	54	40	28	18	7
Ground lease agreement expenses	$752	$759	$768	$777	$787

SUMMARY OF TOWER PORTFOLIO BY VINTAGE(d)
(as of December 31, 2024; dollars in thousands)	Acquired and Built 2006 and Prior	Acquired and Built 2007 to Present
Cash yield(e)	21%	11%
Number of tenants per tower	3.0	2.2
Last quarter annualized average cash site rental revenue per tower(f)	$136	$86
Last quarter annualized average site rental gross cash margin per tower(g)	$117	$62
Net invested capital per tower(h)	$563	$588
Number of towers	11,193	28,839
(a)Based on Towers segment tenant licenses in place as of December 31, 2024. All tenant licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenues do not reflect the impact of estimated annual churn. CPI-linked tenant contracts are assumed to escalate at 3% per annum.
(b)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(c)Based on Towers segment existing ground leases and fiber access agreements as of December 31, 2024. CPI-linked contracts are assumed to escalate at 3% per annum.
(d)All tower portfolio figures are calculated exclusively for the Company's towers and rooftops and do not give effect to other activities within the Company's Towers segment.
(e)Cash yield is calculated as last quarter annualized site rental gross margin, exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses, divided by invested capital net of the amount of prepaid rent received from tenants.
(f)Exclusive of straight-lined revenues and amortization of prepaid rent.
(g)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(h)Reflects gross total assets (including incremental capital invested by the Company since time of acquisition or construction completion), less any prepaid rent. Inclusive of invested capital related to land at the tower site.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

GROUND INTEREST OVERVIEW
(as of December 31, 2024; dollars in millions)	LQA Cash Site Rental Revenues(a)	Percentage of LQA Cash Site Rental Revenues(a)	LQA Towers Segment Site Rental Gross Cash Margin(b)	Percentage of LQA Towers Segment Site Rental Gross Cash Margin(b)	Number of Towers(c)	Percentage of Towers	Weighted Average Term Remaining (by years)(d)
Less than 10 years	$437	11%	$243	8%	5,417	14%
10 to 20 years	594	15%	387	12%	6,150	15%
Greater than 20 years	1,607	40%	1,180	38%	16,570	41%
Total leased	$2,637	66%	$1,810	58%	28,137	70%	35

Owned	$1,358	34%	$1,286	42%	11,895	30%
Total / Average	$3,995	100%	$3,096	100%	40,032	100%
(a)Exclusive of straight-lined revenues and amortization of prepaid rent.
(b)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(c)Excludes third-party land interests.
(d)Includes all renewal terms at the Company's option and weighted by towers site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT SUMMARY FINANCIAL HIGHLIGHTS
	2023				2024				Twelve Months Ended December 31,
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Segment net revenues:
Site rental
Site rental billings(a)	$405	$403	$405	$410	$420	$419	$419	$434	$1,624	$1,690
Amortization of prepaid rent	65	121	66	75	65	67	68	66	326	267
Straight-lined revenues	—	(4)	1	2	2	2	1	1	(1)	6
Other revenues	73	128	31	37	33	28	42	26	270	129
Total site rental	543	648	503	524	520	516	530	527	2,219	2,092
Services and other	3	15	4	6	7	3	5	3	28	18
Net revenues	$546	$663	$507	$530	$527	$519	$535	$530	$2,247	$2,110

Segment operating expenses
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$172	$170	$175	$168	$182	$178	$182	$192	$685	$734
Straight-lined expenses	—	1	—	—	—	—	—	—	1	—
Total site rental	172	171	175	168	182	178	182	192	686	734
Services and other	2	3	3	4	4	2	3	2	12	12
Total costs of operations	174	174	178	172	186	180	185	194	698	746
Selling, general and administrative(c)	49	51	48	47	47	50	40	39	194	176

Segment operating profit (loss)(d)	$323	$438	$281	$311	$294	$289	$310	$297	$1,355	$1,188
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of (1) depreciation, amortization and accretion, (2) stock-based compensation expense, net and (3) prepaid lease purchase price adjustments. See "Segment Operating Results" for further information.
(c)Exclusive of stock-based compensation expense, net. See "Segment Operating Results" for further information.
(d)See "Non-GAAP Measures and Other Information" and "Segment Operating Results" for further information on, and our definition and calculation of, segment operating profit (loss).

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2023				2024				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Components of changes in site rental revenues:
Prior year site rental billings(a)	$401	$406	$402	$404	$405	$402	$405	$411	$1,614	$1,623

Core leasing activity(a)	36	37	39	42	44	47	50	51	153	193
Escalators	2	2	2	2	2	2	2	2	7	7
Non-renewals(a)	(34)	(34)	(30)	(30)	(29)	(30)	(30)	(30)	(128)	(120)
Other billings(a)	1	(2)	(1)	—	4	(1)	(7)	1	(3)	(4)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	4	2	10	13	21	18	15	24	30	77
Non-renewals associated with Sprint Cancellations(a)(b)	(2)	(6)	(6)	(7)	(6)	(1)	(1)	(1)	(21)	(9)
Organic Contribution to Site Rental Billings(a)	3	(4)	3	6	15	16	14	23	9	67
Straight-lined revenues	—	(4)	1	2	2	2	1	1	(1)	6
Amortization of prepaid rent	65	121	66	75	65	67	68	66	326	267
Other revenues	73	128	31	37	33	28	42	26	270	129
Acquisitions(c)	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$543	$648	$503	$524	$520	$516	$530	$527	$2,219	$2,092

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	8.4%	32.5%	3.9%	6.5%	(4.2)%	(20.4)%	5.4%	0.6%	12.8%	(5.7)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings(a)	1.1%	0.5%	2.4%	3.3%	5.1%	4.4%	3.7%	5.7%	1.8%	4.7%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(a)	0.7%	(1.0)%	0.8%	1.6%	3.7%	4.0%	3.4%	5.5%	0.5%	4.2%

FIBER SEGMENT SUMMARY OF CAPITAL EXPENDITURES(a)
	2023				2024				Twelve Months Ended December 31,
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Discretionary capital expenditures	$272	$298	$273	$288	$259	$271	$239	$223	$1,131	$992
Sustaining capital expenditures	7	8	14	15	14	18	18	3	44	53
Total capital expenditures	279	306	287	303	273	289	257	226	1,175	1,045
Less: Prepaid rent additions(d)	59	59	55	83	56	90	61	147	256	354
Capital expenditures less prepaid rent additions	$220	$247	$232	$220	$217	$199	$196	$79	$919	$691
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, Organic Contribution to Site Rental Billings, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations, discretionary capital expenditures and sustaining capital expenditures.
(b)In the fourth quarter 2023, there were $5 million and $2 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively, and in full year 2023, there were $14 million and $7 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(d)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT REVENUE DETAIL BY LINE OF BUSINESS
	2023				2024				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Small Cells
Site rental revenues:
Site rental billings(a)	$113	$111	$113	$116	$121	$121	$126	$132	$452	$501
Amortization of prepaid rent	48	102	45	53	45	50	51	49	248	194
Straight-lined revenues	(1)	(6)	(1)	(1)	(1)	(1)	(2)	(3)	(9)	(8)
Other revenues	—	101	—	2	5	—	15	—	104	20
Total site rental revenues	160	308	157	170	170	170	190	178	795	707
Services and other revenues	3	15	3	6	7	3	5	3	27	18
Net revenues	$163	$323	$160	$176	$177	$173	$195	$181	$822	$725

Components of changes in site rental revenues:
Prior year site rental billings(a)	$108	$109	$109	$111	$113	$110	$113	$116	$438	$452

Core leasing activity(a)	5	6	6	8	10	10	13	14	24	47
Escalators	2	2	2	2	2	2	2	2	7	7
Non-renewals(a)	(3)	(2)	(1)	(1)	(1)	(1)	(2)	(2)	(7)	(5)
Other billings(a)	1	—	2	1	2	1	—	3	4	6
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	5	5	8	10	13	12	13	17	28	55
Non-renewals associated with Sprint Cancellations(a)(b)	—	(4)	(5)	(5)	(5)	(1)	(1)	—	(14)	(7)
Organic Contribution to Site Rental Billings(a)	5	1	3	5	8	11	12	16	14	48
Straight-lined revenues	(1)	(6)	(1)	(1)	(1)	(1)	(2)	(3)	(9)	(8)
Amortization of prepaid rent	48	102	45	53	45	50	51	49	248	194
Other revenues	—	101	—	2	5		15	—	104	20
Acquisitions(c)	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$160	$308	$157	$170	$170	$170	$190	$178	$795	$707

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	3.2%	97.4%	1.9%	5.6%	6.3%	(44.8)%	21.0%	4.7%	27.0%	(11.1)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings(a)	4.5%	5.0%	7.3%	9.1%	12.0%	10.9%	11.6%	14.4%	6.5%	12.2%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(a)	4.5%	0.9%	3.1%	4.6%	7.5%	10.4%	10.9%	14.1%	3.3%	10.7%
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(b)In the fourth quarter 2023, there were $5 million of non-renewals associated with Sprint Cancellations that related to small cells, and in full year 2023, there were $14 million of non-renewals associated with Sprint Cancellations that related to small cells.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT REVENUE DETAIL BY LINE OF BUSINESS CONTINUED
	2023				2024				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Fiber Solutions
Site rental revenues:
Site rental billings(a)	$292	$292	$293	$294	$299	$297	$294	$302	$1,171	$1,190
Amortization of prepaid rent	17	19	20	22	20	18	17	17	78	73
Straight-lined revenues	1	2	2	3	3	3	3	3	8	13
Other revenues	73	27	31	35	28	28	26	26	167	109
Total site rental revenues	383	340	346	354	350	346	340	348	1,424	1,385
Services and other revenues	—	—	1	—	—	—	—	—	1	—
Net revenues	$383	$340	$347	$354	$350	$346	$340	$348	$1,425	$1,385

Components of changes in site rental revenues:
Prior year site rental billings(a)	$293	$297	$293	$293	$292	$292	$292	$295	$1,176	$1,171

Core leasing activity(a)	31	31	33	34	34	37	38	37	129	146
Escalators	—	—	—	—	—	—	—	—	—	—
Non-renewals(a)	(31)	(32)	(29)	(29)	(29)	(29)	(29)	(28)	(121)	(115)
Other billings(a)	—	(3)	(2)	(2)	2	(2)	(7)	(2)	(7)	(10)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	—	(3)	2	3	7	6	2	7	1	21
Non-renewals associated with Sprint Cancellations(a)(b)	(1)	(2)	(2)	(2)	(1)	(1)	(1)	—	(7)	(2)
Organic Contribution to Site Rental Billings(a)	(2)	(5)	—	1	6	5	1	6	(6)	19
Straight-lined revenues	1	2	2	3	3	3	3	3	8	13
Amortization of prepaid rent	17	19	20	22	20	18	17	17	78	73
Other revenues	73	27	31	35	28	28	26	26	167	109
Acquisitions(c)	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$383	$340	$346	$354	$350	$346	$340	$348	$1,424	$1,385

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	10.7%	2.1%	4.8%	6.9%	(8.6)%	1.8%	(1.7)%	(1.7)%	6.2%	(2.7)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings(a)	(0.2)%	(1.1)%	0.6%	1.1%	2.5%	1.9%	0.6%	2.3%	0.1%	1.8%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(a)	(0.7)%	(1.7)%	(0.1)%	0.4%	2.2%	1.6%	0.4%	2.2%	(0.5)%	1.6%
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(b)In the fourth quarter 2023, there were $2 million of non-renewals associated with Sprint Cancellations that related to fiber solutions, and in full year 2023, there were $7 million of non-renewals associated with Sprint Cancellations that related to fiber solutions.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT PORTFOLIO HIGHLIGHTS
(as of December 31, 2024)
Number of route miles of fiber (in thousands)	90
Number of small cells on air or under contract (in thousands)	105
Remaining contracted tenant receivables (in billions)(a)	$6
Weighted average remaining tenant contract term (years)(a)(b)	4

FIBER SEGMENT CASH YIELD ON INVESTED CAPITAL(c)
(as of December 31, 2024; dollars in millions)	Q4 2024 LQA	Q4 2023 LQA
Segment Adjusted Site Rental Gross Margin(d)	$1,340	$1,424
Less: Amortization of prepaid rent	(264)	(300)
Less: Straight-lined revenues	(4)	(8)
Add: Straight-lined expenses	—	—
Add: Indirect labor costs(e)	96	110
Numerator	$1,168	$1,226

Segment net investment in property and equipment(f)	$10,093	$9,539
Segment investment in site rental contracts and tenant relationships	3,290	3,290
Segment investment in goodwill(g)(h)	—	4,080
Segment Net Invested Capital(c)	$13,383	$16,909

Segment Cash Yield on Invested Capital(c)	8.7%	7.3%

FIBER SOLUTIONS REVENUE MIX
(as of December 31, 2024)	Percentage of Q4 2024 LQA Site Rental Revenues
Carrier(i)	33%
Education	15%
Healthcare	12%
Financial Services	7%
Other	33%
Total	100%

(a)Excludes renewal terms at tenants' option.
(b)Weighted by site rental revenues.
(c)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital and Segment Net Invested Capital.
(d)See "Segment Operating Results" and "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Segment Adjusted Site Rental Gross Margin.
(e)This adjustment represents indirect labor costs in the Fiber segment that are not capitalized, but that primarily support the Company's ongoing expansion of its Fiber segment that management expects to generate future revenues for the Company. Removal of these indirect labor costs presents Segment Cash Yield on Invested Capital on a direct cost basis, consistent with the methodology used by management when evaluating project-level investment opportunities.
(f)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(g)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(h)Q4 2024 LQA segment investment in goodwill is exclusive of the approximately $5.0 billion impairment charges related to goodwill for the Company's Fiber reporting unit that was recorded in the fourth quarter of 2024.
(i)Includes revenues derived from both wireless carriers and wholesale carriers.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(in millions, except par values)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$119	$105
Restricted cash and cash equivalents	171	171
Receivables, net	478	481
Prepaid expenses	106	103
Deferred site rental receivables	176	116
Other current assets	40	56
Total current assets	1,090	1,032
Deferred site rental receivables	2,343	2,239
Property and equipment, net	15,495	15,666
Operating lease right-of-use assets	5,797	6,187
Goodwill	5,127	10,085
Other intangible assets, net	2,781	3,179
Other assets, net	103	139
Total assets	$32,736	$38,527

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$192	$252
Accrued interest	244	219
Deferred revenues	476	605
Other accrued liabilities	359	342
Current maturities of debt and other obligations	610	835
Current portion of operating lease liabilities	296	332
Total current liabilities	2,177	2,585
Debt and other long-term obligations	23,471	22,086
Operating lease liabilities	5,236	5,561
Other long-term liabilities	1,985	1,914
Total liabilities	32,869	32,146
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, 0.01 par value; 1,200 shares authorized; shares issued and outstanding: December 31, 2024—435 and December 31, 2023—434	4	4
Additional paid-in capital	18,393	18,270
Accumulated other comprehensive income (loss)	(5)	(4)
Dividends/distributions in excess of earnings	(18,525)	(11,889)
Total equity (deficit)	(133)	6,381
Total liabilities and equity (deficit)	$32,736	$38,527

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2024	2023	2024	2023
Net revenues:
Site rental	$1,597	$1,603	$6,358	$6,532
Services and other	52	71	210	449
Net revenues	1,649	1,674	6,568	6,981
Operating expenses:
Costs of operations:(a)
Site rental	436	407	1,728	1,664
Services and other	28	48	119	316
Selling, general and administrative	166	178	706	759
Asset write-down charges	124	3	148	33
Acquisition and integration costs	—	—	—	1
Depreciation, amortization and accretion	437	439	1,738	1,754
Restructuring charges	5	13	109	85
Goodwill impairment charges	4,958	—	4,958	—
Total operating expenses	6,154	1,088	9,506	4,612
Operating income (loss)	(4,505)	586	(2,938)	2,369
Interest expense and amortization of deferred financing costs, net	(240)	(223)	(932)	(850)
Interest income	5	5	19	15
Other income (expense)	(23)	(2)	(28)	(6)
Income (loss) before income taxes	(4,763)	366	(3,879)	1,528
Benefit (provision) for income taxes	(5)	(5)	(24)	(26)
Net income (loss)	$(4,768)	$361	$(3,903)	$1,502

Net income (loss), per common share:
Basic	$(10.97)	$0.84	$(8.98)	$3.46
Diluted	$(10.97)	$0.83	$(8.98)	$3.46
Weighted-average common shares outstanding:
Basic	435	434	434	434
Diluted	435	434	434	434
(a)Exclusive of depreciation, amortization and accretion shown separately.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Twelve Months Ended December 31,
(in millions)	2024	2023
Cash flows from operating activities:
Net income (loss)	$(3,903)	$1,502
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,738	1,754
Goodwill impairment charges	4,958	—
Amortization of deferred financing costs and other non-cash interest	32	29
Stock-based compensation expense, net	131	157
Asset write-down charges	148	33
Deferred income tax (benefit) provision	4	8
Restructuring charges, non-cash	12	7
Other non-cash adjustments, net	23	7
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(88)	(243)
Decrease (increase) in assets	(112)	(128)
Net cash provided by (used for) operating activities	2,943	3,126
Cash flows from investing activities:
Capital expenditures	(1,222)	(1,424)
Payments for acquisitions, net of cash acquired	(8)	(96)
Other investing activities, net	10	1
Net cash provided by (used for) investing activities	(1,220)	(1,519)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,244	3,843
Principal payments on debt and other long-term obligations	(99)	(79)
Purchases and redemptions of long-term debt	(750)	(750)
Borrowings under revolving credit facility	—	3,613
Payments under revolving credit facility	(670)	(4,248)
Net borrowings (repayments) under commercial paper program	1,341	(1,241)
Payments for financing costs	(12)	(39)
Purchases of common stock	(33)	(30)
Dividends/distributions paid on common stock	(2,729)	(2,723)
Net cash provided by (used for) financing activities	(1,708)	(1,654)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	15	(47)
Effect of exchange rate changes on cash	(1)	1
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	281	327
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$295	$281
Supplemental disclosure of cash flow information:
Interest paid	895	800
Income taxes paid (refunded)	17	18

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended December 31, 2024				Three Months Ended December 31, 2023
(in millions)	Towers	Fiber	Other Non-Segment Items	Total	Towers	Fiber	Other Non-Segment Items	Total
Segment site rental revenues	$1,070	$527		$1,597	$1,079	$524		$1,603
Segment services and other revenues	49	3		52	65	6		71
Segment revenues	1,119	530		1,649	1,144	530		1,674
Segment site rental costs of operations	236	192		428	231	168		399
Segment services and other costs of operations	25	2		27	42	4		46
Segment costs of operations(a)(b)	261	194		455	273	172		445
Segment Adjusted Site Rental Gross Margin(c)	834	335		1,169	848	356		1,204
Segment Adjusted Services and Other Gross Margin(c)	24	1		25	23	2		25
Segment selling, general and administrative expenses(b)	20	39		59	19	47		66
Segment operating profit (loss)(c)	838	297		1,135	852	311		1,163
Other selling, general and administrative expenses(b)			$89	89			$87	87
Stock-based compensation expense, net			23	23			31	31
Depreciation, amortization and accretion			437	437			439	439
Restructuring charges(d)			5	5			13	13
Interest expense and amortization of deferred financing costs, net			240	240			223	223
Goodwill impairment charges(e)			4,958	4,958			—	—
Other (income) expenses to reconcile to income (loss) before income taxes(f)			146	146			4	4
Income (loss) before income taxes				$(4,763)				$366
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense, net of $5 million and $6 million for the three months ended December 31, 2024 and 2023, respectively and (2) prepaid lease purchase price adjustments of $4 million for each of the three months ended December 31, 2024 and 2023. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense, net of $18 million and $25 million for the three months ended December 31, 2024 and 2023, respectively.
(c)See "Non-GAAP Measures and Other Information" for a discussion and our definitions of Segment Adjusted Site Rental Gross Margin, Segment Adjusted Services and Other Gross Margin and segment operating profit (loss) and reconciliations of Segment Adjusted Site Rental Gross Margin and Segment Adjusted Services and Other Gross Margin to segment operating profit (loss).
(d)Represents restructuring charges recorded for the periods presented related to (1) the Company's restructuring plan announced in July 2023, as further discussed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 ("2023 Restructuring Plan"), and (2) the Company's restructuring plan announced in June 2024, as further discussed in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 ("2024 Restructuring Plan"), as applicable for the respective period. For the three-month period ended December 31, 2024, there were ($1) million of adjustments related to the July 2023 Restructuring Plan and $6 million of restructuring charges related to the June 2024 Restructuring Plan. For the three-month period ended December 31, 2023, there were $13 million of restructuring charges related to the June 2023 Restructuring Plan.
(e)Represents impairment charges for goodwill associated with the Company's Fiber reporting unit recorded in the fourth quarter of 2024.
(f)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

SEGMENT OPERATING RESULTS
	Twelve Months Ended December 31, 2024				Twelve Months Ended December 31, 2023
(in millions)	Towers	Fiber	Other Non-Segment Items	Total	Towers	Fiber	Other Non-Segment Items	Total
Segment site rental revenues	$4,266	$2,092		$6,358	$4,313	$2,219		$6,532
Segment services and other revenues	192	18		210	421	28		449
Segment revenues	4,458	2,110		6,568	4,734	2,247		6,981
Segment site rental costs of operations	959	734		1,693	943	686		1,629
Segment services and other costs of operations	101	12		113	294	12		306
Segment costs of operations(a)(b)	1,060	746		1,806	1,237	698		1,935
Segment Adjusted Site Rental Gross Margin(c)	3,307	1,358		4,665	3,370	1,533		4,903
Segment Adjusted Services and Other Gross Margin(c)	91	6		97	127	16		143
Segment selling, general and administrative expenses(b)	76	176		252	104	194		298
Segment operating profit (loss)(c)	3,322	1,188		4,510	3,393	1,355		4,748
Other selling, general and administrative expenses(b)			$348	348			$333	333
Stock-based compensation expense, net			131	131			157	157
Depreciation, amortization and accretion			1,738	1,738			1,754	1,754
Restructuring charges(d)			109	109			85	85
Interest expense and amortization of deferred financing costs, net			932	932			850	850
Goodwill impairment charges(e)			4,958	4,958			—	—
Other (income) expenses to reconcile to income (loss) before income taxes(f)			173	173			41	41
Income (loss) before income taxes				$(3,879)				$1,528
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense, net of $25 million and $29 million for the twelve months ended December 31, 2024 and 2023, respectively, and (2) prepaid lease purchase price adjustments of $16 million for each of the twelve-months ended December 31, 2024 and 2023. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense, net of $106 million and $128 million for the twelve months ended December 31, 2024 and 2023, respectively.
(c)See "Non-GAAP Measures and Other Information" for a discussion and our definitions of Segment Adjusted Site Rental Gross Margin, Segment Adjusted Services and Other Gross Margin and segment operating profit (loss) and reconciliations of Segment Adjusted Site Rental Gross Margin and Segment Adjusted Services and Other Gross Margin to segment operating profit (loss).
(d)Represents restructuring charges recorded for the periods presented related to the 2023 Restructuring Plan and the 2024 Restructuring Plan, as applicable, for the respective period. For the full year ended December 31, 2024, there were $9 million and $100 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively. For the full year ended December 31, 2023, there were $85 million of restructuring charges related to the June 2023 Restructuring Plan.
(e)Represents impairment charges for goodwill associated with the Company's Fiber reporting unit recorded in the fourth quarter of 2024.
(f)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

NON-GAAP MEASURES AND OTHER INFORMATION
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, Segment Adjusted Site Rental Gross Margin, Segment Adjusted Services and Other Gross Margin, Net Debt, Net Debt to Last Quarter Annualized Adjusted EBITDA, Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs.
In addition to the non-GAAP financial measures used herein, we also provide segment operating profit (loss), which is a key measure used by management to evaluate our operating segments. This segment measure is provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the revenues or expenses are recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
•Organic Contribution to Site Rental Billings (also referred to as organic growth) is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Separately, we are also disclosing Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations (including by line of business), which is outside of ordinary course, to provide further insight into our results of operations and underlying trends. Management believes that identifying the impact for Sprint Cancellations provides increased transparency and comparability across periods. Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations) is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
•Segment Adjusted Site Rental Gross Margin and Segment Adjusted Services and Other Gross Margin are useful to investors or other interested parties in evaluating our financial performance. These measures are used by our management (1) to evaluate the economic productivity of our operating segments, (2) to identify underlying business trends that are impacting our performance, and (3) for purposes of making decisions about allocating resources to, and assessing the performance of, our operating segments. We also believe it helps investors and other interested parties meaningfully evaluate and compare the results of our operations from period to period.
•Net Debt is useful to investors or other interested parties in evaluating our overall debt position and future debt capacity. Management uses Net Debt in assessing our leverage. Net Debt is not meant as an alternative measure of debt and should be considered only as a supplement in understanding and assessing our leverage.
•Net Debt to Last Quarter Annualized Adjusted EBITDA is useful to investors or other interested parties, specifically credit rating agencies, in analyzing our operating performance in the context of targeted financial leverage. Management uses Net Debt to Last Quarter Annualized Adjusted EBITDA in assessing our leverage. Net Debt to Last Quarter Annualized Adjusted EBITDA is not meant as an alternative to GAAP measures such as debt and net income (loss) computed in accordance with GAAP. Net Debt to Last Quarter Annualized Adjusted EBITDA should be considered only as a supplement in understanding and assessing our leverage.
•Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are useful to investors or other interested parties in evaluating the financial performance of our assets. Management believes that these metrics are useful in assessing our efficiency at allocating capital to generate returns over time. Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are not meant as alternatives to GAAP measures such as revenues, operating income, segment operating profit (loss), and certain asset classes (such as property and equipment, site rental contracts and tenant relationships, and goodwill) computed in accordance with GAAP. Such non-GAAP metrics should be considered only as a supplement in understanding and assessing the performance of our assets.
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, goodwill impairment charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, net, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, net (income) loss from discontinued operations, (gain) loss on sale of discontinued operations, cumulative effect of a change in accounting principle and stock-based compensation expense, net.
AFFO. We define AFFO as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, net, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
FFO. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion, asset write-down charges, goodwill impairment charges, and net (income) loss from discontinued operations, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings (also referred to as organic growth) as the sum of the change in site rental revenues related to core leasing activity, escalators and other billings, less non-renewals of tenant contracts and non-renewals associated with Sprint Cancellations. Additionally, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations reflects Organic Contribution to Site Rental Billings plus non-renewals associated with Sprint Cancellations (including by line of business).
Net Debt. We define Net Debt as (1) debt and other long-term obligations and (2) current maturities of debt and other obligations, excluding unamortized adjustments, net; less cash and cash equivalents and restricted cash and cash equivalents.
Net Debt to Last Quarter Annualized Adjusted EBITDA. We define Net Debt to Last Quarter Annualized Adjusted EBITDA as Net Debt divided by the most recent quarter's Adjusted EBITDA multiplied by four.
Consolidated Invested Capital. We define Consolidated Invested Capital as the historical gross investment in (1) property and equipment (excluding the impact of construction in process and write-offs), (2) site rental contracts and tenant relationships and (3) goodwill (excluding impairment charges).
Consolidated Return on Invested Capital. We define Consolidated Return on Invested Capital as Adjusted EBITDA less cash taxes paid divided by Consolidated Invested Capital.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Segment Net Invested Capital. We define Segment Net Invested Capital as the investment in (1) property and equipment, excluding the impact of construction in process and non-productive assets (such as information technology assets and buildings) and write-offs, reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions), (2) site rental contracts and tenant relationships, and (3) goodwill, excluding the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits) and impairment charges.
Segment Cash Yield on Invested Capital. We define Segment Cash Yield on Invested Capital as Segment Adjusted Site Rental Gross Margin adjusted for the impacts of (1) amortization of prepaid rent, (2) straight-lined revenues, (3) straight-lined expenses and (4) indirect labor costs related to the Fiber segment divided by Segment Net Invested Capital.
Segment Adjusted Site Rental Gross Margin. We define Segment Adjusted Site Rental Gross Margin as segment site rental revenues less segment site rental costs of operations, excluding stock-based compensation expense, net and amortization of prepaid lease purchase price adjustments recorded in consolidated site rental costs of operations. This segment measure is exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Segment Adjusted Services and Other Gross Margin. We define Segment Adjusted Services and Other Gross Margin as segment services and other revenues less segment services and other costs of operations, excluding stock-based compensation expense, net recorded in consolidated services and other costs of operations. This segment measure is exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Segment operating profit (loss). We define segment operating profit (loss) as segment site rental revenues plus segment services and other revenues, less segment site rental costs of operations, segment services and other costs of operations, and segment selling, general and administrative expenses, each of which excludes stock-based compensation, net, and prepaid lease purchase price adjustments, which are recorded in the respective consolidated figures. This measurement of profit or loss is exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Information
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP, (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions and (4) other revenues, such as tenant cancellation fees, pass-through taxes, finance charges and other items.
Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions across our entire portfolio and renewals or extensions of tenant contracts, exclusive of (1) the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP and (2) other revenues, including payments for Sprint Cancellations, where applicable.
Other billings. We define other billings as the growth or reduction in site rental revenues as a result of non-recurring contractual billings and adjustments, expense recoveries, sales credits and other amounts not captured in core leasing activity.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates, exclusive of non-renewals associated with Sprint Cancellations, where applicable.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
Sprint Cancellations. We define Sprint Cancellations as lease cancellations related to the previously disclosed T-Mobile US, Inc. and Sprint network consolidation as described in our press release dated April 19, 2023.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Historical Adjusted EBITDA:

	2023				2024				Twelve Months Ended December 31,
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Net income (loss)	$418	$445	$265	$361	$311	$251	$303	$(4,768)	$1,502	$(3,903)
Adjustments to increase (decrease) net income (loss)
Asset write-down charges	—	22	8	3	6	3	15	124	33	148
Goodwill impairment charges(a)	—	—	—	—	—	—	—	4,958	—	4,958
Acquisition and integration costs	—	1	—	—	—	—	—	—	1	—
Depreciation, amortization and accretion	431	445	439	439	439	430	432	437	1,754	1,738
Restructuring charges(b)	—	—	72	13	11	45	48	5	85	109
Amortization of prepaid lease purchase price adjustments	4	4	4	4	4	4	4	4	16	16
Interest expense and amortization of deferred financing costs, net(c)	202	208	217	223	226	230	236	240	850	932
Interest income	(2)	(5)	(3)	(5)	(4)	(4)	(6)	(5)	(15)	(19)
Other (income) expense	3	2	—	2	(2)	1	6	23	6	28
(Benefit) provision for income taxes	7	7	7	5	7	7	5	5	26	24
Stock-based compensation expense, net	41	50	36	31	38	40	30	23	157	131
Adjusted EBITDA(d)(e)	$1,104	$1,188	$1,047	$1,076	$1,036	$1,006	$1,075	$1,044	$4,415	$4,161
Reconciliation of Outlook for Adjusted EBITDA:

(in millions; totals may not sum due to rounding)	Full Year 2025 Outlook(i)
Net income (loss)(f)	$65	to	$345
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$5	to	$15
Acquisition and integration costs	$0	to	$6
Depreciation, amortization and accretion	$678	to	$773
Restructuring charges	$0	to	$0
Amortization of prepaid lease purchase price adjustments	$14	to	$16
Interest expense and amortization of deferred financing costs, net(g)	$982	to	$1,027
(Gains) losses on retirement of long-term obligations	—	to	—
Interest income	$(15)	to	$(15)
Other (income) expense	$6	to	$15
(Benefit) provision for income taxes	$11	to	$19
Stock-based compensation expense, net	$93	to	$97
Net (income) loss from discontinued operations(h)	$590	to	$830
Adjusted EBITDA(d)(e)	$2,755	to	$2,805
(a)Represents impairment charges for goodwill associated with the Company's Fiber reporting unit recorded in the fourth quarter of 2024.
(b)Represents restructuring charges recorded for the periods presented related to the 2023 Restructuring Plan and the 2024 Restructuring Plan, as applicable, for the respective period. For the three-month period ended December 31, 2024, there were ($1) million of adjustments related to the July 2023 Restructuring Plan and $6 million of restructuring charges related to the June 2024 Restructuring Plan. For the twelve-month period ended December 31, 2024, there were $9 million and $100 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively.
(c)See the reconciliation of "Components of Interest Expense" for a discussion of non-cash interest expense.
(d)See discussion and our definition of Adjusted EBITDA in this "Non-GAAP Measures and Other Information."
(e)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(f)Includes contribution from discontinued operations.
(g)See the reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(h)Represents results from the Fiber business, including an estimated loss on sale of $700 million to $900 million.
(i)As issued on March 13, 2025.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Historical FFO and AFFO:

(in millions; totals may not sum due to rounding)	2023				2024				Twelve Months Ended December 31,
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Net income (loss)	$418	$455	$265	$361	$311	$251	$303	$(4,768)	$1,502	$(3,903)
Real estate related depreciation, amortization and accretion	417	424	425	426	425	415	419	423	1,692	1,682
Asset write-down charges	—	22	8	3	6	3	15	124	33	148
Goodwill impairment charges(a)	—	—	—	—	—	—	—	4,958	—	4,958
FFO(b)(c)	$835	$901	$698	$790	$742	$669	$737	$737	$3,227	$2,885
Weighted-average common shares outstanding—diluted	434	434	434	434	434	435	436	435	434	434

FFO (from above)	$835	$901	$698	$790	$742	$669	$737	$737	$3,227	$2,885
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(83)	(80)	(59)	(51)	(59)	(56)	(29)	(21)	(274)	(165)
Straight-lined expenses	20	18	18	17	17	17	16	15	73	64
Stock-based compensation expense, net	41	50	36	31	38	40	30	23	157	131
Non-cash portion of tax provision	9	(6)	4	—	7	(2)	1	—	8	6
Non-real estate related depreciation, amortization and accretion	14	21	14	13	14	15	13	14	62	56
Amortization of non-cash interest expense	4	4	3	3	3	3	2	3	14	12
Other (income) expense	3	2	—	2	(2)	1	6	23	6	28
Acquisition and integration costs	—	1	—	—	—	—	—	—	1	—
Restructuring charges(d)	—	—	72	13	11	45	48	5	85	109
Sustaining capital expenditures	(15)	(18)	(21)	(28)	(22)	(27)	(23)	(15)	(83)	(87)
AFFO(b)(c)	$828	$891	$767	$790	$749	$704	$801	$785	$3,277	$3,040
Weighted-average common shares outstanding—diluted	434	434	434	434	434	435	436	435	434	434

(a)Represents impairment charges for goodwill associated with the Company's Fiber reporting unit recorded in the fourth quarter of 2024.
(b)See discussion and our definitions of FFO and AFFO in this "Non-GAAP Measures and Other Information."
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)Represents restructuring charges recorded for the periods presented related to the 2023 Restructuring Plan and the 2024 Restructuring Plan, as applicable, for the respective period. For the three-month period ended December 31, 2024, there were ($1) million of adjustments related to the July 2023 Restructuring Plan and $6 million of restructuring charges related to the June 2024 Restructuring Plan. For the full year ended December 31, 2024, there were $9 million and $100 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

Reconciliation of Historical FFO and AFFO per share:

(in millions, except per share amounts; totals may not sum due to rounding)	2023				2024				Twelve Months Ended December 31,
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2024
Net income (loss)	$0.96	$1.05	$0.61	$0.83	$0.72	$0.58	$0.70	$(10.97)	$3.46	$(8.98)
Real estate related depreciation, amortization and accretion	0.96	0.98	0.98	0.98	0.98	0.95	0.96	0.97	3.90	3.87
Asset write-down charges	—	0.05	0.02	0.01	0.01	0.01	0.03	0.29	0.08	0.34
Goodwill impairment charges(a)	—	—	—	—	—	—	—	11.41	—	11.41
FFO(b)(c)	$1.92	$2.08	$1.61	$1.82	$1.71	$1.54	$1.69	$1.70	$7.43	$6.64
Weighted-average common shares outstanding—diluted	434	434	434	434	435	435	436	435	434	434

FFO (from above)	$1.92	$2.08	$1.61	$1.82	$1.71	$1.54	$1.69	$1.70	$7.43	$6.64
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(0.19)	(0.18)	(0.14)	(0.12)	(0.14)	(0.13)	(0.07)	(0.05)	(0.63)	(0.38)
Straight-lined expenses	0.05	0.04	0.04	0.04	0.04	0.04	0.04	0.03	0.17	0.15
Stock-based compensation expense, net	0.09	0.12	0.08	0.07	0.09	0.09	0.07	0.05	0.36	0.30
Non-cash portion of tax provision	0.02	(0.01)	0.01	—	0.02	—	—	—	0.02	0.01
Non-real estate related depreciation, amortization and accretion	0.03	0.05	0.03	0.03	0.03	0.03	0.03	0.03	0.14	0.13
Amortization of non-cash interest expense	0.01	0.01	0.01	0.01	0.01	0.01	—	0.01	0.03	0.03
Other (income) expense	0.01	—	—	—	—	—	0.01	0.05	0.01	0.06
Acquisition and integration costs	—	—	—	—	—	—	—	—	—	—
Restructuring charges(d)	—	—	0.17	0.03	0.03	0.10	0.11	0.01	0.20	0.25
Sustaining capital expenditures	(0.03)	(0.04)	(0.05)	(0.06)	(0.05)	(0.06)	(0.05)	(0.03)	(0.19)	(0.20)
AFFO(b)(c)	$1.91	$2.05	$1.77	$1.82	$1.72	$1.62	$1.84	$1.80	$7.55	$6.98
Weighted-average common shares outstanding—diluted	434	434	434	434	435	435	436	435	434	434
(a)Represents impairment charges for goodwill associated with the Company's Fiber reporting unit recorded in the fourth quarter of 2024.
(b)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information."
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)Represents restructuring charges recorded for the periods presented related to the 2023 Restructuring Plan and the 2024 Restructuring Plan, as applicable, for the respective period. For the three-month period ended December 31, 2024, there were ($1) million of adjustments related to the July 2023 Restructuring Plan and $6 million of restructuring charges related to the June 2024 Restructuring Plan. For the full year ended December 31, 2024, there were $9 million and $100 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively.

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Outlook for FFO and AFFO:

(in millions, except per share amounts; totals may not sum due to rounding)	Full Year 2025 Outlook(a)			Full Year 2025 Outlook Per Share(a)
Net income (loss)(b)	$65	to	$345	$0.15	to	$0.79
Real estate related depreciation, amortization and accretion	$660	to	$740	$1.51	to	$1.70
Asset write-down charges	$5	to	$15	$0.01	to	$0.03
Net (income) loss from discontinued operations(c)	$830	to	$590	$1.90	to	$1.35
FFO(b)(e)	$1,610	to	$1,640	$3.69	to	$3.76
Weighted-average common shares outstanding—diluted	435			435

FFO (from above)	$1,610	to	$1,640	$3.69	to	$3.76
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(15)	to	$15	$(0.03)	to	$0.03
Straight-lined expenses	$55	to	$75	$0.13	to	$0.17
Stock-based compensation expense, net	$93	to	$97	$0.21	to	$0.22
Non-cash portion of tax provision	-$8	to	$8	-$0.02	to	$0.02
Non-real estate related depreciation, amortization and accretion	$20	to	$35	$0.05	to	$0.08
Amortization of non-cash interest expense	$7	to	$17	$0.02	to	$0.04
Other (income) expense	$6	to	$15	$0.01	to	$0.03
(Gains) losses on retirement of long-term obligations	—	to	—	—	to	—
Acquisition and integration costs	$0	to	$6	$0.00	to	$0.01
Sustaining capital expenditures	$(55)	to	$(35)	$(0.13)	to	$(0.08)
AFFO(b)(e)	$1,770	to	$1,820	$4.06	to	$4.17
Weighted-average common shares outstanding—diluted	435			435

Reconciliation of Net Debt and Calculation of Net Debt to Last Quarter Annualized Adjusted EBITDA:

(as of December 31, 2024; dollars in millions)
Total debt and other obligations (current and non-current)	$24,081
Unamortized adjustments, net	159
Total face value of debt	24,240
Less: Ending cash and cash equivalents and restricted cash and cash equivalents	295
Net Debt(f)	$23,945

Adjusted EBITDA for the three months ended December 31, 2024(f)	$1,044
Last quarter annualized Adjusted EBITDA(f)	4,176
Net Debt to Last Quarter Annualized Adjusted EBITDA(f)	5.7	x
(a)As issued on March 13, 2025.
(b)Includes contribution from discontinued operations.
(c)Represents results from the Fiber business, including an estimated loss on sale of $700 million to $900 million.
(d)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information."
(e)The above reconciliation excludes line items included in our definition which are not applicable for the period shown.
(f)See discussion and our definitions of Net Debt, Adjusted EBITDA, and Net Debt to Last Quarter Annualized Adjusted EBITDA in this "Non-GAAP Measures and Other Information."

Crown Castle Inc.
Fourth Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

Reconciliation of Segment Adjusted Site Rental Gross Margin and Segment Adjusted Services and Other Gross Margin:

	Three Months Ended December 31,
(in millions of dollars)	2024		2023
	Towers	Fiber	Towers	Fiber
Segment operating profit (loss)(d)	$838	$297	$852	$311
Adjustments to increase (decrease) segment operating profit (loss):
Segment services and other revenues	(49)	(3)	(65)	(6)
Segment services and other costs of operations(a)	25	2	42	4
Segment selling, general and administrative expenses(b)	20	39	19	47
Segment Adjusted Site Rental Gross Margin(d)(e)	$834	$335	$848	$356

	Three Months Ended December 31,
(in millions of dollars)	2024		2023
	Towers	Fiber	Towers	Fiber
Segment operating profit (loss)(d)	$838	$297	$852	$311
Adjustments to increase (decrease) segment operating profit (loss):
Segment site rental revenues	(1,070)	(527)	(1,079)	(524)
Segment site rental other costs of operations(c)	236	192	231	168
Segment selling, general and administrative expenses(b)	20	39	19	47
Segment Adjusted Services and Other Gross Margin(d)(e)	$24	$1	$23	$2

	Twelve Months Ended December 31,
(in millions of dollars)	2024		2023
	Towers	Fiber	Towers	Fiber
Segment operating profit (loss)(d)	$3,322	$1,188	$3,393	$1,355
Adjustments to increase (decrease) segment operating profit (loss):
Segment services and other revenues	(192)	(18)	(421)	(28)
Segment services and other costs of operations(a)	101	12	294	12
Segment selling, general and administrative expenses(b)	76	176	104	194
Segment Adjusted Site Rental Gross Margin(d)(e)	$3,307	$1,358	$3,370	$1,533

	Twelve Months Ended December 31,
(in millions of dollars)	2024		2023
	Towers	Fiber	Towers	Fiber
Segment operating profit (loss)(d)	$3,322	$1,188	$3,393	$1,355
Adjustments to increase (decrease) segment operating profit (loss):
Segment site rental revenues	(4,266)	(2,092)	(4,313)	(2,219)
Segment site rental other costs of operations(c)	959	734	943	686
Segment selling, general and administrative expenses(b)	76	176	104	194
Segment Adjusted Services and Other Gross Margin(d)(e)	$91	$6	$127	$16

(a)Segment services and other costs of operations for the three months ended December 31, 2024 and 2023 excludes stock-based compensation expense, net of $1 million and $2 million, respectively. Segment services and other costs of operations for the years ended December 31, 2024 and 2023 excludes stock-based compensation expense, net of $6 million and $10 million, respectively.
(b)Segment selling, general and administrative expenses for the three months ended December 31, 2024 and 2023 excludes stock-based compensation expense, net of $7 million and $11 million, respectively. Segment selling, general and administrative expenses for the years ended December 31, 2024 and 2023 excludes stock-based compensation expense, net of $44 million and $50 million, respectively.
(c)Segment site rental costs of operations for the three months ended December 31, 2024 and 2023 excludes stock-based compensation expense, net of $4 million for each year. Additionally, segment site rental costs of operations excludes prepaid lease purchase price adjustments of $4 million for each of the three months ended December 31, 2024 and 2023. Segment site rental costs of operations for the years ended December 31, 2024 and 2023 excludes stock-based compensation expense, net of $19 million in each year. Additionally, segment site rental costs of operations excludes prepaid lease purchase price adjustments of $16 million in each of the years ended December 31, 2024 and 2023.
(d)See this "Non-GAAP Measures and Other Information" for a discussion and our definitions of Segment Adjusted Site Rental Gross Margin, Segment Adjusted Services and Other Gross Margin and segment operating profit (loss).
(e)Exclusive of depreciation, amortization and accretion shown separately.